Exhibit I

 Emera Inc
 Consolidated Financial Statements - CDN $ millions
 Reconciliation to US GAAP
 As at and for the year ended December 31, 2004

                                                                                                                        Consolidated
                                                                      Emera         Bangor Hydro-        Nova Scotia       US
                                                                   Incorporated    Electric Company       Power Inc.       GAAP

 Consolidated Statement of Earnings

 Revenue
       Electric                                                                         165.2                 926.9        1,095.7
       Fuel oil                                                                                                               87.8
       Other                                                            194.1             3.4                   7.2           38.5
                                                                   -----------------------------------------------------------------
                                                                        194.1           168.6                 934.1        1,222.0
                                                                   -----------------------------------------------------------------
 Cost of operations
       Fuel for generation and purchased power                                           45.4                 303.1          350.0
       Cost of fuel oil sold                                                                                                  75.0
       Operating, maintenance and general                                 8.4            39.1                 177.5          254.6
       Grants in lieu of property taxes                                                   6.4                  31.3           37.7
       Provincial capital tax                                             0.1                                   8.2            8.6
       Depreciation                                                       0.1            14.0                 116.0          132.0
                                                                   -----------------------------------------------------------------
                                                                          8.6           104.9                 636.1          857.9
                                                                   -----------------------------------------------------------------
 Earnings from operations                                               185.5            63.7                 298.0          364.1
 Equity earnings                                                                                                               6.2
 Regulatory amortization                                                  -              19.9                   6.2           26.1
 Allowance for funds used during construction                                             0.8                   3.2            4.0
                                                                   -----------------------------------------------------------------
 Earnings before interest and income taxes                              185.5            44.6                 295.0          348.2
 Interest                                                                12.1            13.5                 100.1          126.8
 Amortization of defeasance costs                                                                              15.1           15.1
                                                                   -----------------------------------------------------------------
 Earnings before income taxes                                           173.4            31.1                 179.8          206.3
 Income taxes                                                             0.8            11.0                  59.2           63.1
                                                                   -----------------------------------------------------------------
 Net earnings before non-controlling interest                           174.2            20.1                 120.6          143.2
 Non-controlling interest                                                                                      13.3           13.4
                                                                   -----------------------------------------------------------------
 Net earnings applicable to common shares                               174.2            20.1                 107.3          129.8
                                                                   =================================================================

 Consolidated Statement of Retained Earnings

 Retained earnings, beginning of year                                    99.9             9.2                 268.2          365.3
 Net earnings applicable to common shares                               174.2            20.1                 107.3          129.8
                                                                   -----------------------------------------------------------------
                                                                        274.1            29.3                 375.5          495.1
 Dividends                                                               95.5            10.8                 153.1           95.5
                                                                   -----------------------------------------------------------------
 Retained earnings, end of year                                         178.6            18.5                 222.4          399.6
                                                                   =================================================================




Exhibit I

 Emera Inc
 Consolidated Financial Statements - CDN $ millions
 Reconciliation to US GAAP
 As at and for the year ended December 31, 2004

                                                                                                                        Consolidated
                                                                      Emera         Bangor Hydro-        Nova Scotia       US
                                                                   Incorporated    Electric Company       Power Inc.       GAAP

 Consolidated Balance Sheet

 Assets
 Current Assets
       Cash and cash equivalents                                         25.3             3.1                                 42.7
       Restricted cash                                                                                                        18.2
       Accounts receivable                                              339.8            32.3                  82.8          176.1
       Income tax receivable                                                              1.9                   0.2            2.4
       Inventory                                                                          3.1                  67.0           73.4
       Prepaid expenses                                                                   0.4                   4.5            5.4
       Deferred income tax assets                                                                                              2.3
       Energy marketing assets                                                                                                10.3
                                                                    ----------------------------------------------------------------
                                                                        365.1            40.8                 154.5          330.8
                                                                    ----------------------------------------------------------------
 Long-term receivable                                                                     -                                   20.0
                                                                    ----------------------------------------------------------------
 Deferred charges                                                         5.8           130.6                 390.0          632.1
                                                                    ----------------------------------------------------------------
 Deferred income tax assets                                              15.2                                                124.5
                                                                    ----------------------------------------------------------------
 Goodwill                                                                                99.3                                107.7
                                                                    ----------------------------------------------------------------
 Investments                                                          1,037.8             5.9                                 96.8
                                                                    ----------------------------------------------------------------
 Property, plant and equipment                                            0.5           317.5               2,385.5        2,714.6
 Construction work in progress                                                            5.8                  57.9           63.7
                                                                    ----------------------------------------------------------------
                                                                          0.5           323.3               2,443.4        2,778.3
                                                                    ----------------------------------------------------------------
                                                                      1,424.4           599.9               2,987.9        4,090.2
                                                                    ================================================================
 Liabilities and Shareholders' Equity
 Current liabilities
       Current portion of long-term debt                                                  0.8                 100.0          100.8
       Short-term debt                                                  104.7            25.3                   4.7          145.4
       Accounts payable and accrued charges                               3.9            25.9                 136.4          228.5
       Income tax payable                                                                                                      1.4
       Dividends payable                                                                                        3.2            3.2
       Energy marketing liabilities                                                                                            9.4
                                                                    ----------------------------------------------------------------
                                                                        108.6            52.0                 244.3          488.7
                                                                    ----------------------------------------------------------------
 Deferred income tax liabilities                                                         73.6                                 92.5
                                                                    ----------------------------------------------------------------
 Asset retirement obligations                                                             0.5                  67.8           68.5
                                                                    ----------------------------------------------------------------
 Deferred credits                                                                        74.7                   5.8          307.8
                                                                    ----------------------------------------------------------------
 Long-term debt                                                         118.0           151.5               1,357.0        1,626.5
                                                                    ----------------------------------------------------------------
 Non-controlling interest                                                                 0.9                 260.0          260.8
                                                                    ----------------------------------------------------------------
 Shareholders' equity
       Common shares                                                  1,019.2           303.7                 830.6        1,019.2
       Foreign exchange translation adjustment                             -             75.5                                 82.0
       Accumulated other comprehensive income                                                                                 91.4
       Retained earnings                                                178.6            18.5                 222.4          399.6
                                                                    ----------------------------------------------------------------
                                                                      1,197.8           246.7               1,053.0        1,245.4
                                                                    ----------------------------------------------------------------
                                                                      1,424.4           599.9               2,987.9        4,090.2
                                                                    ================================================================
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